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                                                                      Exhibit 21


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


Subsidiaries of The St. Paul Companies, Inc.                                               State or
-------------------------------------------                                                 Other
                                                                                        Jurisdiction of
Name                                                                                      Incorporation
----                                                                                    ---------------
(1)    St. Paul Fire and Marine Insurance Company                                           Minnesota
       Subsidiaries:
            (i)   St. Paul Mercury Insurance Co.                                            Minnesota
           (ii)   St. Paul Guardian Insurance Co.                                           Minnesota
          (iii)   The St. Paul Insurance Co.                                                Texas
           (iv)   The St. Paul Insurance Co. of Illinois                                    Illinois
            (v)   St. Paul Fire and Casualty Insurance Co.                                  Wisconsin
           (vi)   St. Paul Indemnity Insurance Co.                                          Indiana
          (vii)   St. Paul Property and Casualty Insurance Co.                              Nebraska
         (viii)   St. Paul Lloyds Holdings, Inc.                                            Texas
           (ix)   St. Paul Management Services, Inc.                                        Minnesota
            (x)   Seaboard Surety Company                                                   New York
                  Subsidiary:
                  (a) Seaboard Surety Company of Canada                                     Canada
           (xi)   St. Paul Insurance Co. of North Dakota                                    North Dakota
          (xii)   St. Paul Specialty Underwriting, Inc.                                     Delaware
                  Subsidiaries:
                  (a) St. Paul Surplus Lines Insurance Co.                                  Delaware
                  (b) Athena Assurance Co.                                                  Minnesota
                  (c) St. Paul Medical Liability Insurance Co.                              Minnesota
                  (d) St. Paul Risk Services, Inc.                                          Minnesota
         (xiii)   Economy Fire & Casualty Co.                                               Illinois
                  (a) Economy Preferred Insurance Co.                                       Illinois
                  (b) Economy Premier Assurance Co.                                         Illinois
          (xiv)   Northbrook Holdings, Inc.                                                 Delaware
                  Subsidiaries:
                  (a) Northbrook Indemnity Co.                                              Illinois
                  (b) Northbrook National Insurance Co.                                     Illinois
                  (c) Northbrook Property and Casualty
                         Insurance Co.                                                      Illinois
           (xv)   St. Paul Venture Capital IV, L.L.C.                                       Delaware
          (xvi)   St. Paul Properties, Inc.                                                 Delaware
                  Subsidiaries:
                  (a) 77 Water Street, Inc.                                                 Minnesota
                  (b) St. Paul Interchange, Inc.                                            Minnesota
                  (c) 350 Market Street, Inc.                                               Minnesota
         (xvii)   United States Fidelity and Guaranty Co.                                   Maryland
                  Subsidiaries:
                  (a) Fidelity and Guaranty Insurance
                         Underwriters, Inc.                                                 Wisconsin
                  (b) Fidelity and Guaranty Insurance Co.                                   Iowa
                  (c) USF&G Insurance Company of Mississippi                                Mississippi
                  (d) USF&G Insurance Company of Wisconsin                                  Wisconsin

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

                  (e) USF&G Insurance Company of Illinois                                   Illinois
                  (f) USF&G Specialty Insurance Co.                                         Maryland
                  (g) USF&G Business Insurance Co.                                          Maryland
                  (h) USF&G Family Insurance Co.                                            Maryland
                  (i) GeoVera Insurance Co.                                                 Maryland
                  (j) F&G Re, Inc.                                                          Delaware
                  (k) Inner Harbor Reinsurance, Inc.                                        Maryland
                  (l) The Del Mar Co.                                                       Delaware
                  (m) Northern Indemnity, Inc.                                              Canada
                  (n) USF&G Small Business Insurance Co.                                    Maryland
                  (o) USF&G Pacific Insurance Co.                                           Maryland
                  (p) USF&G West Insurance Co.                                              Maryland
                  (q) USF&G Founder's Insurance Co.                                         Maryland
                  (r) Charter House Underwriters, Inc.                                      Maryland
                  (s) Afianzadora Insurgentes, S.A. De C.V.                                 Mexico
                  (t) F&G Specialty Insurance Services, Inc.                                California
                  (u) IMG Holding Company, Inc.                                             Maryland
                      Subsidiary:
                      (i) USF&G Realty Advisors, Inc.                                       Delaware
                  (v) Discover Re Managers, Inc.                                            Delaware
                      Subsidiary:
                      (i) Discovery Reinsurance Co.                                         Indiana
                  (w) St. Paul Syndicate Holdings, Ltd.                                     United Kingdom
                      Subsidiary:
                      (i) F&G Overseas, Ltd.                                                Cayman Islands
                  (x) THI Holdings (Delaware), Inc.                                         Delaware
                      Subsidiaries:
                       (i) Titan Holdings Service Corp.                                     Texas
                       (ii) Victoria Financial Corp.                                        Delaware
        (xviii)   Fidelity and Guaranty Life Insurance Co.                                  Maryland
                  Subsidiary:
                  (a) Thomas Jefferson Life Insurance Co.                                   New York
          (xix)   USF&G Realty, Inc.                                                        Delaware

(2)     The John Nuveen Company*                                                            Delaware
        Subsidiaries:

            (i)   John Nuveen & Co. Incorporated                                            Delaware
                  Subsidiaries:
                  (a) Nuveen Advisory Corp.                                                 Delaware
                  (b) Nuveen Institutional Advisory Corp.                                   Delaware
           (ii)   Nuveen Asset Management, Inc.                                             Delaware
          (iii)   Rittenhouse Financial Services, Inc.                                      Delaware

(3)     St. Paul Re, Inc.                                                                   New York

(4)     Camperdown Corporation                                                              Delaware


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


(5)     St. Paul Capital L.L.C.                                                             Delaware

(6)     St. Paul Venture Capital, Inc.                                                      Delaware

(7)     St. Paul London Properties, Inc.                                                    Minnesota

(8)     St. Paul London Investments, Inc.                                                   Minnesota

(9)     St. Paul Multinational Holdings, Inc.                                               Delaware
        Subsidiaries:
            (i)   St. Paul Insurance Company (S.A) Limited                                  South Africa
           (ii)   Seguros St. Paul de Mexico, S.A. de C.V.                                  Mexico
          (iii)   Botswana Insurance Company Limited                                        Botswana
           (iv)   St. Paul Argentina Compania De Seguros S.A.                               Argentina

(10)    St. Paul Bermuda Holdings, Inc.                                                     Delaware
        Subsidiaries:
            (i)   St. Paul (Bermuda), Ltd.                                                  Bermuda
           (ii)   St. Paul Re (Bermuda), Ltd.                                               Bermuda

(11)    St. Paul Holdings Limited                                                           United Kingdom
        Subsidiaries:
            (i)   St. Paul Reinsurance Company
                  Limited                                                                   United Kingdom
           (ii)   St. Paul International Insurance
                  Company Limited                                                           United Kingdom
          (iii)   St. Paul Insurance Espana Seguros
                  Y Reaseguros, S.A.                                                        Spain
           (iv)   Camperdown UK Limited                                                     United Kingdom
            (v)   New World Insurance Company Ltd.                                          Guernsey
           (vi)   Lesotho National Insurance
                  Holdings Limited                                                          Lesotho
(12)    USF&G Pegasus Realty, Inc.                                                          Maryland

(13)    F&G International Insurance, Ltd.                                                   Bermuda

(14)    Bosworth Insurance Co., Ltd.                                                        Bermuda

(15)    St. George Reinsurance, Ltd.                                                        B.W. Indies

(16)    Mountain Ridge Insurance Co.                                                        Vermont


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*The John Nuveen Company is a majority-owned subsidiary jointly owned by The St.
 Paul, which holds a 65% interest, and Fire and Marine, which holds a 13% interest. The remaining 22% is publicly held.


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